UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2026

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

677 Washington Blvd, Ste. 1100	Stamford	Connecticut	06901
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (203) 905-2410
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PM	New York Stock Exchange

0.125% Notes due 2026	PM26B	New York Stock Exchange
3.125% Notes due 2027	PM27	New York Stock Exchange
3.125% Notes due 2028	PM28	New York Stock Exchange
2.875% Notes due 2029	PM29	New York Stock Exchange
3.375% Notes due 2029	PM29A	New York Stock Exchange
2.750% Notes due 2029	PM29D	New York Stock Exchange
3.750% Notes due 2031	PM31B	New York Stock Exchange
0.800% Notes due 2031	PM31	New York Stock Exchange
3.250% Notes due 2032	PM32	New York Stock Exchange
3.125% Notes due 2033	PM33	New York Stock Exchange
2.000% Notes due 2036	PM36	New York Stock Exchange
1.875% Notes due 2037	PM37A	New York Stock Exchange
6.375% Notes due 2038	PM38	New York Stock Exchange
1.450% Notes due 2039	PM39	New York Stock Exchange
4.375% Notes due 2041	PM41	New York Stock Exchange
4.500% Notes due 2042	PM42	New York Stock Exchange
3.875% Notes due 2042	PM42A	New York Stock Exchange
4.125% Notes due 2043	PM43	New York Stock Exchange
4.875% Notes due 2043	PM43A	New York Stock Exchange
4.250% Notes due 2044	PM44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2026, the Board of Directors (the “Board”) of Philip Morris International Inc. (the “Company”) approved the appointment of Massimo Andolina, the Company’s current President, Europe Region, to the position of Group Chief Financial Officer, replacing Emmanuel Babeau, effective August 1, 2026. Mr. Babeau will remain employed by the Company as Strategic Advisor to Jacek Olczak, Group CEO PMI, through March 31, 2027 (the “Separation Date”).

In connection with Mr. Babeau’s separation from the Company, on July 2, 2026 the Board approved, and on July 6, 2026 Mr. Babeau entered into, a Separation Agreement and Release with PMI Management Sàrl, an indirect wholly-owned subsidiary of the Company (the “Separation Agreement”). Under the Separation Agreement, Mr. Babeau will continue to receive his current base salary of CHF 1,260,012 (or $1,563,423)1 while serving as Strategic Advisor to Group CEO PMI through the Separation Date, and he will be eligible to receive his 2026 annual cash incentive compensation award, which has a target value equal to 125% of his base salary, subject to continued employment through the Separation Date. Under the Separation Agreement, Mr. Babeau will also be eligible to receive the restricted share unit (“RSU”) portion, but not the performance share unit portion, of his 2027 equity award, subject to Board approval at the time of grant and continued employment through the Separation Date. If approved, the RSUs would represent 40% of the total 2027 equity award Mr. Babeau would otherwise be eligible to receive.

In addition, as provided in the Separation Agreement, Mr. Babeau will be entitled to receive the post-employment payments and benefits associated with a termination without cause under his Employment Agreement, effective May 1, 2020. A copy of Mr. Babeau’s Employment Agreement was previously filed by the Company with the SEC on March 2, 2020. The payments and benefits include a lump sum severance payment equal to Mr. Babeau’s current base salary of CHF 1,260,012 (or $1,563,423)1 and payment of CHF 393,754 (or $488,570)1 in lieu of his 2027 annual cash incentive compensation award pro-rated through the Separation Date. In addition, Mr. Babeau’s then outstanding equity awards will fully vest. As contemplated by the Employment Agreement, in consideration of the above listed payments and benefits, the Separation Agreement includes a twenty-four month non-competition provision. The Separation Agreement also includes customary confidentiality and non-disparagement provisions and a general release of claims and is subject to Mr. Babeau’s continued employment through the Separation Date and compliance with the other obligations set forth in the Separation Agreement.

The foregoing description of the terms of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

___________________
1 Based upon the conversion rate on July 6, 2026 of CHF 1.00 = $ 1.2408

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Separation Agreement and Release with Emmanuel Babeau, dated July 6, 2026 (incorporated by reference to Item 5.02.).

104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ DARLENE QUASHIE HENRY
Name:	Darlene Quashie Henry
Title:	Vice President, Associate General Counsel & Corporate Secretary
Date: July 9, 2026